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                                                                   Exhibit 10.13

                                                                   XL
                                                                   AMERICA, INC.


Mr. Robert J. Newhouse, Jr.
5 North Pond Drive
Short Hills, New Jersey 07078

Dear Bob:

As we have previously agreed, we are pleased to confirm the offer by X.L. America, Inc. (the "Company) to retain you as a consultant for a two-year period on the terms and conditions of the Agreement as specified below:

1.   Term.  The Company agrees to engage you as a consultant for a 24-month
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     period commencing on November 1, 1998 and ending on October 31, 2000 (the
     "Term").

2.   Duties.  From time to time during the Term, as and when requested by the
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     Chairman of the Company, you will be available to act as a consultant to the Company and to work on special insurance and/or reinsurance projects as may be assigned to you by him, which will utilize your managerial and executive skills subject to your reasonable convenience and other business activities.

     The consulting services to be performed by you shall be as an independent contractor, not as an employee of the Company. As such, you shall not be entitled to any employee benefits from the Company, and the Company will not exercise any control or direction of your performance of the above described services, but will require that the result to be accomplished be acceptable.

     It is agreed that, except as may be agreed in writing by the Company, you will not undertake any other consulting services for other clients during the Term, but you will be able to act as an officer and/or director of companies not in competition with the Company.

3.   Payment for Services.  As consideration for your consulting services
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     hereunder, the Company shall compensate you as follows:

     A. The Company will provide you with an office (including secretarial and other services provided by the
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          landlord) at HQ Business Centers, located at 55 Madison Avenue,
          Morristown, New Jersey 07960.

     B. The Company will reimburse you for any expenses, including travel, entertainment and out-of-pocket expenses incurred in connection with your services hereunder.

     C. The Company shall pay you fees for your consulting services on projects as may be agreed to by the Company and yourself.

     D.   Payment as agreed under this Agreement shall be made by the Company.

4.   Prohibition an Disclosure of Information.  You recognize and acknowledge
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     that the confidential or proprietary information of the Company and its affiliates, including such trade secrets as may exist from time to time, and information as to the identity of clients of the Company and its affiliates, are valuable, special and unique assets of the Company's business. You will not, during or after the Term, in whole or in part disclose such secrets or confidential or proprietary information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall you make use of any such property for your own purposes or for the benefit of any person, firm, corporation or other entity (except the Company and its affiliates) under any circumstances, during or after the Term.

5.   Entire Agreement.  This Agreement contains the entire agreement of the
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     parties with respect to the matters set forth herein and supersedes all prior written or oral agreements with respect to such matters. It may be changed only by an amendment in writing signed by the party against whom enforcement is sought.

6.   Governing Law.  This Agreement shall be governed by and construed and
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     enforced in accordance with the laws of the State of New York.
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If the terms of this letter are acceptable, kindly execute the enclosed duplicate copy and return it to us.

Very truly yours,

X.L. America, Inc.


By: ________________________


AGREED TO AND ACCEPTED:


____________________________
Robert J. Newhouse, Jr.